UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:           March 4, 2008
(Date of earliest event reported)

Commission File Number	Registrant; State of Incorporation Address; and Telephone Number	IRS Employer Identification No.

1-11337	INTEGRYS ENERGY GROUP, INC. (A Wisconsin Corporation) 130 East Randolph Drive Chicago, Illinois 60601-6207 (312) 228-5400	39-1775292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.

On March 4, 2008, Mr. James R. Boris provided notice of his intention to not stand for re-election to the Board of Directors of Integrys Energy Group, Inc.  Mr. Boris will remain on the Board of Directors until the election of the class B directors at the 2008 annual meeting of shareholders scheduled for May 15, 2008.  Mr. Boris is not standing for re-election for personal reasons and not as a result of any disagreement with Integrys Energy Group.  The Board of Directors intends to name a new Chairman by the 2008 Annual Meeting of Shareholders to replace Mr. Boris, who continues to serve as Non-Executive Chairman of the Board until his term expires.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRYS ENERGY GROUP, INC. By: /s/ Barth J. Wolf Barth J. Wolf Vice President – Chief Legal Officer and Secretary

Date: March 10, 2008